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As filed with the Securities and Exchange Commission on March 14, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Acorda Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3831168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
15 Skyline Drive Hawthorne, New York	10532
(Address of Principal Executive Offices)	(Zip Code)

2006 Employee Incentive Plan
(Full Title of the Plan)

Ron Cohen, M.D.
Chief Executive Officer
15 Skyline Drive

Hawthorne, New York 10532
(Name and Address of Agent For Service)

(914) 347-4300
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2006 Employee Incentive Plan, Common Stock, $0.001 par value per share	1,144,576 shares	$19.54(2)	$22,365,015(2)	$878.95

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant's common stock on March 13, 2008, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 1,144,576 shares of common stock of the Registrant to be issued pursuant to the Registrant's 2006 Employee Incentive Plan (the "Plan"). The shares being registered hereunder represent the number of shares by which the Plan was automatically increased on January 1, 2008, as provided by the terms of the Plan.

Item 3.    INCORPORATION BY REFERENCE

        Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-131846), filed with the Securities and Exchange Commission on February 14, 2006, are incorporated by reference.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        Covington & Burling LLP has opined to the legality of the securities being offered by this registration statement.

Item 8.    EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, New York on this 14th day of March, 2008.

ACORDA THERAPEUTICS, INC.
By:	/s/ RON COHEN
Ron Cohen, M.D. President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Acorda Therapeutics, Inc., hereby severally constitute and appoint Ron Cohen and David Lawrence, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Acorda Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RON COHEN Ron Cohen, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2008
/s/ DAVID LAWRENCE David Lawrence, M.B.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 14, 2008
/s/ BARRY GREENE Barry Greene	Director	March 14, 2008
/s/ SANDRA PANEM Sandra Panem, Ph.D.	Director	March 14, 2008
/s/ BARCLAY A. PHILLIPS Barclay A. Phillips	Director	March 14, 2008
/s/ LORIN J. RANDALL Lorin J. Randall	Director	March 14, 2008

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/s/ STEVEN M. RAUSCHER Steven M. Rauscher, M.B.A.	Director	March 14, 2008
/s/ IAN F. SMITH Ian F. Smith	Director	March 14, 2008
/s/ WISE YOUNG Wise Young, Ph.D., M.D.	Director	March 14, 2008

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INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Covington & Burling LLP, counsel to the Registrant
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included on the signature pages of this registration statement)

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EXPLANATORY NOTE
  Item 3. INCORPORATION BY REFERENCE
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  Item 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS